UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation or organization)	File Number)

8410 West Bryn Mawr, Chicago, Illinois 60631
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K is being filed by United States Cellular Corporation (“U.S. Cellular”) to file as Exhibits updated forms of agreements with respect to “named executive officers” of U.S. Cellular as specified in paragraph (e) of Item 5.02 of Form 8-K.

The following forms of award agreement were approved and became effective for use under the United States Cellular Corporation 2013 Long-Term Incentive Plan (the “2013 Long-Term Incentive Plan”) on and after March 13, 2017.

  Form of 2013 Long-Term Incentive Plan 2017 Performance Award Agreement for Officers other than the President and CEO:

The 2017 Performance Award Agreement in the form attached hereto as Exhibit 10.1 will be used to grant officers other than the President and CEO, with a target opportunity of a specified number of U.S. Cellular Common Shares (“Target Opportunity”), upon and subject to the restrictions, terms and conditions set forth in such agreement.

Depending on satisfaction of the following performance measures during the one-year period from January 1, 2017 to December 31, 2017 (the “Performance Period”), the officers other than the President and CEO may be entitled under the 2017 Performance Award Agreement to U.S. Cellular Common Shares equal to 50% to 200% of the Target Opportunity:

• Consolidated Total Revenues (40%)

• Simple Free Cash Flow (40%)

• Postpaid Handset Voluntary Defections (20%)

Consolidated Total Revenues will be determined on a consolidated company-wide basis and in a manner consistent to U.S. Cellular’s presentation of total revenues for external reporting purposes.

Simple Free Cash Flow will be operating cash flow less capital expenditures.  Operating cash flow will be net income adjusted to remove the effects of the following:  income tax expense (benefit), interest expense, depreciation amortization and accretion, gain (loss) on sale of business and other exit costs, gain (loss) on sale of license sales and exchanges, gain (loss) on asset disposals, equity in earnings of unconsolidated entities, and interest and dividend income.  Capital expenditures will be the capital expenditures determined on a consolidated company-wide basis and in a manner consistent to U.S. Cellular’s presentation of capital expenditures for external reporting purposes.

Postpaid Handset Voluntary Defections will be determined on a consolidated company-wide basis and will exclude postpaid handset involuntary defections, connected device defections, prepaid defections and reseller defections.

Changes in Generally Accepted Accounting Principles, and/or other adjustment recommendations limited to material accounting adjustments or major business decisions (including but not limited to acquisition and divestiture activity) that, without their adjustment, would cause the calculated result to differ materially from the unadjusted calculation and therefore not reflect the true performance delivered in the Performance Period will be evaluated to determine if adjustment to actual or target results are warranted.

The award agreement provides that the award will be adjusted based on the achievement of performance measures during the performance period.  Achievement of the performance measures shall be determined and certified by the Long-Term Incentive Compensation Committee in writing within ninety (90) days following the last day of the performance period of December 31, 2017.  The award agreement also provides that in no event shall the adjustment of the award cause the number of shares subject to the award to be less than 50% of the target opportunity as of the grant date. Except as otherwise provided in the performance award agreement, the award shall vest on the third anniversary of the grant date of the award.

The foregoing description is qualified by reference to the form of the award agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

  Form of 2013 Long-Term Incentive Plan 2017 Restricted Stock Unit Award Agreement for Officers other than the President and CEO:

This form provides for the award of restricted stock units with respect to U.S. Cellular Common Shares to officers other than the President and CEO.  The foregoing description is qualified by reference to the form of the award agreement, which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION
(Registrant)

Date:	March 16, 2017

		By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer
(principal financial officer)

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

10.1	Form of 2013 Long-Term Incentive Plan 2017 Performance Award Agreement for Officers other than the President and CEO

10.2	Form of 2013 Long-Term Incentive Plan 2017 Restricted Stock Unit Award Agreement for Officers other than the President and CEO